Posting Supplement No. 70 dated December 21, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 66749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
66749	$10,625	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 66749. Member loan 66749 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	crown cork & seal	Debt-to-income ratio:	22.09%
Length of employment:	16 years	Location:	batesville, MS

Home town:	Batesville
Current & past employers:	crown cork & seal, union planters bank
Education:	northwest community college

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all credit cards and revolving account

A credit bureau reported the following information about this borrower member on January 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	57
Revolving Credit Balance:	$13,846.00	Public Records On File:	1
Revolving Line Utilization:	71.00%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360252

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360252	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360252. Member loan 360252 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,923 / month
Current employer:	US Attorney's Office	Debt-to-income ratio:	15.18%
Length of employment:	6 months	Location:	Chicago, IL

Home town:	South Bend
Current & past employers:	US Attorney's Office, Keane Inc
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

I have a plan to be debt free in 4 years. While I can do with my current credit card rates, it would be much more efficient if I could reduce my interest payments. I will use this loan to pay off two credit cards. $5,000 at 21.21% $10,000 at 14.4%

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,616.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363248

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363248	$10,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363248. Member loan 363248 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Media Gensis	Debt-to-income ratio:	22.43%
Length of employment:	4 years	Location:	FERNDALE, MI

Home town:	Ypsilanti
Current & past employers:	Media Gensis
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

Little credit card bills piled up here and there and I'd rather be paying one bill a month with an eye towards actually paying it off. I have a job, I can always make payments, I would just prefer paying once a month (and to a real person no less).

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	67
Revolving Credit Balance:	$9,469.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363828

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363828	$25,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363828. Member loan 363828 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Mytek Network Solutions	Debt-to-income ratio:	11.97%
Length of employment:	3 years	Location:	Dayton, OH

Home town:	Dayton
Current & past employers:	Mytek Network Solutions
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

My company provides information technology solutions for small business. We wish to become a technology managed services provider for small businesses but this requires a signifigant upfront investment in software and hardware. I am putting in $25K of my money and still need an additional $25K to purchase the required gear.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	40
Revolving Credit Balance:	$2,796.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 364952

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364952	$24,900	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364952. Member loan 364952 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$17,500 / month
Current employer:	Fulgid Inc	Debt-to-income ratio:	7.41%
Length of employment:	1 year 3 months	Location:	beaverton, OR

Home town:
Current & past employers:	Fulgid Inc
Education:	West Virginia University

This borrower member posted the following loan description, which has not been verified:

I plan to paydown higher interest credit cards which are currently at 18 to 20%. Loan will help me in achieving my goal of being debt free in 3 years. I have always been on time in making credit card payments and maintained a good credit history. I do have good earnings to make monthly payments on time

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	33
Revolving Credit Balance:	$30,775.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 366886

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366886	$7,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366886. Member loan 366886 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	State Street Corp.	Debt-to-income ratio:	7.31%
Length of employment:	9 months	Location:	Overland Park, KS

Home town:	Overland Park
Current & past employers:	State Street Corp., Best Buy Co. Inc.
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

I am looking to upgrade vehicles since my current car is getting older and higher mileage. I own my current car, which is a 1991 Toyota MR2 Turbo and has a market value around my area of roughly $5000. I will be selling this car shortly, but must have the new vehicle first since I only have the one daily driver. I need this loan to cover the initial total cost of the new vehicle and then I will pay down the principal of the loan once I have sold my current car. I have a credit score of 746 as of 12/04/08, when it was ran at a local dealership and subsequently offered a 24% interest rate. I know that with my credit score and collateral I should receive a much much better rate.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$832.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367176

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367176	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367176. Member loan 367176 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	10.76%
Length of employment:	9 years 6 months	Location:	Oklahoma City, OK

Home town:	Santa Maria
Current & past employers:	Northrop Grumman
Education:	Oklahoma City University

This borrower member posted the following loan description, which has not been verified:

This loan is to cover equipment for my Fruit Bouquet business. Items included are a walk-in cooler, 3 compartment sink, stainless work tables, food slicing equipment, chocolate temperers, racks, and furniture.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 367180

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367180	$4,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367180. Member loan 367180 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Self employed	Debt-to-income ratio:	20.53%
Length of employment:	13 years 5 months	Location:	Rockford, MI

Home town:
Current & past employers:	Self employed, Currently co-owner BirdWatcher's Marketplace/BirdWatchers.com
Education:	Michigan Technological University

This borrower member posted the following loan description, which has not been verified:

Nest Egg Products, a sole proprietorship, is a distributor of birding products in Michigan, Indiana and Ohio. Our customers are wild bird & nature stores, lawn and garden centers, pet food stores and super markets. Some or our product lines are Birdola - the original wild bird seed cakes; Heath Products - a manufacturer of wild bird houses, feeders and suet; Brome Birdcare - the manufacturer of Squirrel Buster squirrel proof bird feeders; Woodpecker Products - manufacturer of processed suet and log feeders for wild birds. Nest Egg Products was previously known as Third Bind Inc - in business since 1993 and the first distributor of Birdola. When the owner of Third Bird retired April 1. 2007, Nest Egg Products purchased Third Bird's inventory and delivery vehicle and has continued it's sucessful relationships with Third Bird's customers. Nest Egg Products sales for the period April 1 2008 thru November 30 2008 have increased steadily over the same 2007 period. This request is for addition funds to increase our current inventory levels of current products and to add additional lines to better service our customers.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,696.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367218

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367218	$7,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367218. Member loan 367218 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Cadforce	Debt-to-income ratio:	7.52%
Length of employment:	2 years 9 months	Location:	North Hills, CA

Home town:	Bulacan
Current & past employers:	Cadforce, Fred Devine Architect & Associates
Education:	Far Eastern University

This borrower member posted the following loan description, which has not been verified:

To be free from high interest rate credit card company's charging.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,856.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 367284

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367284	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367284. Member loan 367284 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	Sikorsky Aircraft	Debt-to-income ratio:	12.92%
Length of employment:	1 year	Location:	Milford, CT

Home town:	Milford
Current & past employers:	Sikorsky Aircraft, Mastroni Construction
Education:	Sikorsky School for Aviation, Gateway Community and Technical College, Sacred Heart University

This borrower member posted the following loan description, which has not been verified:

Consolidate my debit to 1 payment for my 5 credit cards, with the loan i will payoff all my credit cards and be debit free in 3 years , beside my car loan and mortgage.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,889.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367313

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367313	$8,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367313. Member loan 367313 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	12.07%
Length of employment:	n/a	Location:	Carlisle, PA

Home town:	lebanon
Current & past employers:	Bon Ton
Education:	Shippensburg

This borrower member posted the following loan description, which has not been verified:

I'm currently paying the minimums on several credit cards and I'm making very little progress. This loan request is intended to shorten the process of eliminating the credit card debt while simultaneously increasing my credit score and establishing a relationship with p2p lending. The cards that I intend to eliminate are from reputable lenders such as Bank of America ($5500). My interest rates are high because of inaccurate information on my credit report. I have not been late on ANY credit payment since March, 2002 when I was changing jobs....and even that payment was made on time but wasn't credited until the following day.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	60
Revolving Credit Balance:	$9,229.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367337

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367337	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367337. Member loan 367337 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Big 4 Audit & Accounting Firm	Debt-to-income ratio:	13.74%
Length of employment:	4 years	Location:	Rocky River, OH

Home town:	Cleveland
Current & past employers:	Big 4 Audit & Accounting Firm
Education:	Cleveland State University

This borrower member posted the following loan description, which has not been verified:

I am starting a new business offering off-shore software development around data analytics related to internal audit departments. I will use the funds to support the float between vendor payments (expenses) & customer payments (income).

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,110.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367352

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367352	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367352. Member loan 367352 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	WEST HORIZON ADVENTURES	Debt-to-income ratio:	21.99%
Length of employment:	3 years 5 months	Location:	PARKER, CO

Home town:	Denver
Current & past employers:	WEST HORIZON ADVENTURES, SK&T INTEGRATION
Education:	DU

This borrower member posted the following loan description, which has not been verified:

I would like this loan to consolidate a few credit cards and a installment agreement on some business taxes. I'm actually in the finance business and think this is a great program. If you have any questions please contact me.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	72
Revolving Credit Balance:	$6,641.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 367379

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367379	$4,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367379. Member loan 367379 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	PainePR	Debt-to-income ratio:	3.99%
Length of employment:	2 years	Location:	LOS ANGELES, CA

Home town:	Gainesville
Current & past employers:	PainePR
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Hello, I am requesting this loan to take care of some unplanned vet expenses for my dog.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	16
Revolving Credit Balance:	$468.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367384

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367384	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367384. Member loan 367384 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Stop and Shop Co.	Debt-to-income ratio:	6.15%
Length of employment:	23 years	Location:	New Britain, CT

Home town:
Current & past employers:	Stop and Shop Co.
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to help pay for a remodeling project in my home. I am finishing off the basement and garage addition for my son who is moving in with me. He just recently went through a rough divorce and has custody of his two girls. We've decided as a family that it would be best for him and I can help with the kids. I had initially planned on using money from my retirement account, but as we all know the market has been very bad and it was not an option. A friend of mine reccomended that I look into the Lending Club. I've decided to give it a try.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	75
Revolving Credit Balance:	$1,101.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367392

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367392	$8,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367392. Member loan 367392 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	TIEN TIEN FOOD CO	Debt-to-income ratio:	9.48%
Length of employment:	7 years 5 months	Location:	SAN FRANCISCO, CA

Home town:	HONG KONG
Current & past employers:	TIEN TIEN FOOD CO, Bank of America Corp.
Education:	COGNITIO COLLEGE, San Francisco State University

This borrower member posted the following loan description, which has not been verified:

For the wedding expense

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,058.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367398

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367398	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367398. Member loan 367398 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	amagansett po	Debt-to-income ratio:	18.71%
Length of employment:	19 years 8 months	Location:	RIVERHEAD, NY

Home town:
Current & past employers:	amagansett po
Education:	ccny

This borrower member posted the following loan description, which has not been verified:

to paydown on some of the high interest cards and small loans

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,540.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367404

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367404	$7,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367404. Member loan 367404 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Boyken International	Debt-to-income ratio:	21.50%
Length of employment:	1 year 8 months	Location:	Orlando, FL

Home town:	Orlando
Current & past employers:	Boyken International
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this money will be used to help us (my brother and I) in our real estate investing business. We are currently helping homeowners who are facing foreclosure. We help those who upside down on their mortgage and facing foreclosure by negotiating a short-sale with the bank and selling their property to a buyer or another investor for a $20,000-$50,000 profit. We also help homeowners who have equity in their home save their house from foreclosure by bringing their mortgage current and agreeing to share the equity in the property. The service we provide saves people in tough times and protects their credit so that they can buy a house again in the future. We also help them with costs that they don't currently have the cash for. This money will be able to help us with the upfront money to help bring mortgages current and help homeowners with their utilities and other expenses while we negotiate a short-sale with their mortgage company. My Personal Situation: I have never over extended myself and always paid my bills on time. I also pay my credit cards in full nearly every month. I currently have a full-time M-F job as an administrative assistant. I love what I do, but I would love to be able to create my own schedule, so when I am comfortable with the longevity of the income that we are creating in our real estate investing ventures, I will be able to devote my efforts to that full-time without fear. I am working with my brother who has been in business for 5 years. I am blessed to be able to work with him and to able to help people who are facing tough times in this tough economy. Thank you for considering funding our investments!

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,478.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367414

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367414	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367414. Member loan 367414 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Wells Fargo bank	Debt-to-income ratio:	21.32%
Length of employment:	10 years	Location:	TARZANA, CA

Home town:	Guatemala
Current & past employers:	Wells Fargo bank
Education:	Los Angeles Pierce College

This borrower member posted the following loan description, which has not been verified:

I need to consolidate a personal loan that I have for a better rate

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	64
Revolving Credit Balance:	$7,168.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367428	$9,950	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367428. Member loan 367428 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	Self EMP	Debt-to-income ratio:	10.07%
Length of employment:	4 years	Location:	deerfield beach, FL

Home town:	Miami
Current & past employers:	Self EMP
Education:	Licensed Insurance broker 46 states

This borrower member posted the following loan description, which has not been verified:

This loan is for working capital. I am not looking to borrow capital to get started in a new business.This money will be used to open a business independently .I have already proven this formula works .I am looking to implement the same foundation in which I have been very successful for the last 4 years. The only difference is this time I want to make myself /partner wealthy instead of business owners I work for.Over the course of many years I encountered companies that I work for always seem to benefit from the fruits of my labor more than myself. I am License Insurance Professional/ National Broker in 46 states specializing in Health,Life, and Annuities with a proven track record of success. I Ranked #1 for last 4 years running in my field with my former company.They employed over 200 agents. I Ranked in the top 5% of the entire country for my efforts. I have built relationships in the industry based on my own personal dedication and great work ethic. I am in a highly regulated industry that requires me to have full back round checks,finger printing,and allows no legal violations, Liens and/or Bankruptcies. I am highly respected with several fortunes 500 companies such as United Health Care,Humana, Aetna and a variety of top carriers for my production and overall performance. The money being lent is to provide myself with the opportunity spread my wings and open a business of my own.My goal is to Get away from organizations that limit my financial freedom and decide based on greed factors what my talents are worth, never looking out for my best interest. My business proposal includes marketing strategies,recruiting, and building a solid foundation for those that desire the same financial goals . I am open to either borrowing the money or offering a percentage/ partnership in return.My business proposal will be available for those require more details to feel comfortable with their investment.As the business grows additional capital may be volunteered by the investor to grow the organization to even greater numbers/returns. I sincerely appreciate all of the lenders time. I have hopes to provide myself with the one fair chance in business I truly believe we all deserve. Thanks Again

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,676.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367433

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367433	$12,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367433. Member loan 367433 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,226 / month
Current employer:	SCHOOLSFIRST FEDERAL CREDIT UNION	Debt-to-income ratio:	3.53%
Length of employment:	5 years	Location:	YORBA LINDA, CA

Home town:	HUNTINGTON PARK
Current & past employers:	SCHOOLSFIRST FEDERAL CREDIT UNION, CAL NATIONAL BANK
Education:	Cerritos College

This borrower member posted the following loan description, which has not been verified:

Good afteroon. I am interested in paying off 2 credit cards and an overdraft protection loan that is attached to my checking account. I have always been financially responsible and it troubles me greatly to ask for help. I have a 2003 Nissan Xterra that is paid off and can be used as collateral, if need be. I would like to have one monthly fixed payment for this debt. As with a lot of companies, times are hard financially and where I work is no exception. We all had to forego an annual bonus which I depended on to pay off the debt I accrued. I am hoping that next year will be better and that I would receive a bonus and payoff this loan. I am a single parent of 2 children, one who is a Junior in college and will someday be taking care of her mother! :) I would truly appreciate it if someone would be willing to take a chance on me. You have my word that you will not regret it! Thank you for taking the time to read my story! Have a wonderful day!

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,826.00	Public Records On File:	1
Revolving Line Utilization:	42.70%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367464

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367464	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367464. Member loan 367464 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	FOLIOfn, Inc.	Debt-to-income ratio:	7.81%
Length of employment:	3 years 1 month	Location:	Arlington, VA

Home town:
Current & past employers:	FOLIOfn, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm planning on getting started on my MBA next fall with night classes. The funds are to pay for expenses like books, GMATs, a new computer and the partial tuition payments.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,001.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367570	$3,200	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367570. Member loan 367570 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Gavin De Becker and Associates	Debt-to-income ratio:	0.38%
Length of employment:	3 years 8 months	Location:	San Francisco, CA

Home town:	Wiesboden
Current & past employers:	Gavin De Becker and Associates, U.S Army
Education:	Las Positas College

This borrower member posted the following loan description, which has not been verified:

4000.00 for 36 months

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	7	Months Since Last Delinquency:	20
Revolving Credit Balance:	$389.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367597

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367597	$6,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367597. Member loan 367597 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	R L Maxwell and Assoc	Debt-to-income ratio:	22.17%
Length of employment:	16 years	Location:	SAINT LOUIS, MO

Home town:	Belleville
Current & past employers:	R L Maxwell and Assoc
Education:	Eatern Illinois University

This borrower member posted the following loan description, which has not been verified:

Pay off two credit cards.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	43
Revolving Credit Balance:	$17,295.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 367599

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367599	$10,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367599. Member loan 367599 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	15.46%
Length of employment:	n/a	Location:	Bozeman, MT

Home town:
Current & past employers:
Education:	Seattle University

This borrower member posted the following loan description, which has not been verified:

I am starting a new business which requires specialized equipment to be purchased. This loan will enable us to purchase the remaining equipment we need to bring this company to life. We will offer services and products to our customers currently unavailable in our region and grow into a national customer base. Our use of high tech digital imaging for Virtual Web Based Environments, Architectural Design, and various complex Photographic/Graphic Composite Imaging will bring this company to the forefront of this emerging industry. Our safe plan for slow growth while we build our reputation and customers will allow us to keep our current jobs and income until the appropriate time to bring our company online as a rapidly growing and expanding business. Your help to bring our dream to life is appreciated.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,303.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367628

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367628	$3,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367628. Member loan 367628 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	ganley auto	Debt-to-income ratio:	14.08%
Length of employment:	4 years	Location:	cuyahoga falls, OH

Home town:	parma
Current & past employers:	ganley auto, montrose auto group
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

Purchase of a used 2003 potiac bonneville. My other car is a 2007 benz c230 that is not reliable in snow. I am able to purchase the veh for $2,500.00. It needs tires. I would use the balance of the $3000.00 for the tire purchase.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,490.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367680	$7,200	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367680. Member loan 367680 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,967 / month
Current employer:	Lerman, Boudart, & Associates, LLP	Debt-to-income ratio:	11.93%
Length of employment:	1 month	Location:	CHICAGO, IL

Home town:	Tracy
Current & past employers:	Lerman, Boudart, & Associates, LLP, CSI Accounting Services, US Bancorp, University Of Minnesota
Education:	Metropolitan State University, Southwest Minnesota State University

This borrower member posted the following loan description, which has not been verified:

Hi. My name is Mark. I got a job in Chicago that started Nov 10, 2008. It pays over $10000/yr more than my previous salary in Minneapolis. My wife also got a job in Chicago but it won't begin until the first week of April, 2009. So we are stuck paying both a mortgage and a rent payment until then. The loan will cover the Chicago rent payments, which are $945 a month, plus whatever other moving expenses we incur, such as double utilities, a few basic pieces of furniture, etc. My credit score is great, and besides, I have a stake in the family farm so my parents are used to helping me out with their income. I'm just getting tired of bugging them. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,931.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 367703

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367703	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367703. Member loan 367703 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Verizon Business	Debt-to-income ratio:	20.83%
Length of employment:	4 years 3 months	Location:	Cary, NC

Home town:	Sarajevo
Current & past employers:	Verizon Business
Education:

This borrower member posted the following loan description, which has not been verified:

The loan of 10,000 would help me complete the final payment on a house that was purchased as property that will eventually be used as primary residence. No other loans have been raised against this property as house has mostly been paid off with money from savings.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,634.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367710

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367710	$10,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367710. Member loan 367710 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	STG International, Inc.	Debt-to-income ratio:	20.37%
Length of employment:	1 month	Location:	Chambersburg, PA

Home town:	Flemington
Current & past employers:	STG International, Inc.
Education:	University of Delaware, George Mason University

This borrower member posted the following loan description, which has not been verified:

I pay all my bills via my bank's online bill pay service. As a result of my Chase credit card's due date falling on a weekend, my payment was 1 day late. Even though I had never been late on a payment prior to that, they immediately raised my interest rate to 29.99% !!!! After calling to speak with a customer service supervisor, they graciously reduced my rate a whopping 5% to 24.99%. I had used the credit card to finance some renovations to an investment property and as a result of recently depressed home values, I was not able to pay it off with the refinance of the property, as I had planned. Regarding my credit worthiness, as recent as earlier this year my credit scores were over 700. I got laid off and was unemployed for 2 months while simultaneously funding the renovations to the investment property and incurring a host of medical bills for my wife's premature labor and intensive care costs for our infant son (He's happy and healthy now). During this tough period, we were forced to use most of our available credit causing a significant dip in my credit scores. I recently started a new job at an annual salary of $90,000 and have a renter in the investment property paying off the renovations. The cash flow crisis is over and we're eager to get our balances paid down. This is easily done, with the exception of this one credit card which is currently costing over $350 in just finance charges per month. I simply can't stomach the thought of paying this outrageous interest, especially after I've been such a good customer to Chase in the past. Please help me fund your investment return instead.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	9
Revolving Credit Balance:	$79,430.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367738

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367738	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367738. Member loan 367738 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Countrywide Financial Corp.	Debt-to-income ratio:	24.35%
Length of employment:	7 years 7 months	Location:	Simi Valley, CA

Home town:	Thousand Oaks
Current & past employers:	Countrywide Financial Corp.
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I am the son of a retired sheriff's deputy. I have formed a corporation with a life long friend and ex-Navy special forces veteran. We have formed an Executive protection / private security company specializing in VIP / celebrity protection. I'm attempting to finance this all on my own, but I'm quickly learning I that starting up the business is going to cost more than I had anticipated. I still need to finance the development of our website, purchase equipment such as radios and uniforms, and pay final licensing fees to California. I will also need some capital to cover payroll for approximately 6 months. My credit score is about 730. I have many clients already lined up waiting for our services, but I have hit a wall because of lack of funds. I have no doubt this business will succeed. I have projected returns within the first year. Thank you.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,732.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367745

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367745	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367745. Member loan 367745 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Sun Microsystems	Debt-to-income ratio:	4.16%
Length of employment:	10 years 7 months	Location:	Superior, CO

Home town:	La Porte City
Current & past employers:	Sun Microsystems
Education:	California Lutheran University

This borrower member posted the following loan description, which has not been verified:

I will use the funds to pay off & close a credit card account that recently raised my interest rate, despite my excellent credit history. I have paid my bills 100% on time throughout my adult life. However, in today's credit environment it has become increasingly difficult to obtain favorable terms through traditional lenders. Therefore, I am excited to give Lending Club a try.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,331.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367770

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367770	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367770. Member loan 367770 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,323 / month
Current employer:	Normans Electronics	Debt-to-income ratio:	17.73%
Length of employment:	5 years 3 months	Location:	Rockmart, GA

Home town:	Birmingham
Current & past employers:	Normans Electronics, Coca-Cola
Education:	Coosa Valley Technical College

This borrower member posted the following loan description, which has not been verified:

Thank you for you consideration and/or bids. I am looking for a Lending Club loan to pay off 2 high interest credit cards and pay off my truck and possibly pay off another small loan that my wife and I have together. I am an excellent candidate for this loan because, I can pay on time, all the time. I have not missed a payment or been late on anything in over 10 years. I only have these three things left with the big banks and once their consolidated I will be free from the grip of "adjustable" anything ever again. I have learned my lesson. I have made a very successful effort to get out of my debt load. Each month my wife and I sit down and pay the bills and we see so much more progress and we no longer just keep current now we are even paying a little bit more each month. We would like to be able to one day help others in need and to do that we need to clear this debt up. By combining these payments into one, perhaps a bit lower and certainly a lower interest rate, payment we could realize this dream. I am hoping that someone out there is willing to provide me with the opportunity to continue to realize success and achieve future dreams and to continue the Lending Club cycle of helping others. I am married, no children except for my four legged one. I work in the Home Theater industry Making $30,000 to $32,000 yearly. My wife works for the State of Georgia as a payroll manager she earns in the $40,000 to $50,000 range. I have had the same job for 5 years she has had her job for 8 years+. In closing I appreciate the time and opportunity you have given to review my proposal.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,895.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367791

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367791	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367791. Member loan 367791 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	CBD college	Debt-to-income ratio:	16.33%
Length of employment:	10 years	Location:	Glendale, CA

Home town:	Gyumri
Current & past employers:	CBD college
Education:	Yerevan State University, Armenia

This borrower member posted the following loan description, which has not been verified:

I'm paying $2500 interest each month over a year to help my son's with his accumulated dept that he owns but the way it goes I do not see the end of it and as mother I have decided to help him out one last time? I?m a good candidate for this loan. I work full time and have a secure and stable job over 10 years. Thank you in advanceyou?re your consideration?

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	16
Revolving Credit Balance:	$13,592.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367854

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367854	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367854. Member loan 367854 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Gilman City R-IV School District	Debt-to-income ratio:	22.97%
Length of employment:	8 years	Location:	Trenton, MO

Home town:	King City
Current & past employers:	Gilman City R-IV School District, Marceline R-V, Lowe's Home Improvement, Country Kitchen Restaurant
Education:	Missouri Western State College, William Woods University, Peru State College

This borrower member posted the following loan description, which has not been verified:

My husband and I would like to have 1 monthly payment for our credit card and line of credit debt with a specific time frame, i.e. 60 months $460 a month and we are done with our credit debt for good. We Will use the money to pay off our 5 creditors to combine our bills into one payment.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,488.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367859

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367859	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367859. Member loan 367859 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Sustainably Built	Debt-to-income ratio:	12.20%
Length of employment:	11 months	Location:	Boulder, CO

Home town:
Current & past employers:	Sustainably Built
Education:	Oberlin

This borrower member posted the following loan description, which has not been verified:

I am the owner of a new, but quickly growing consulting business in the green building industry. I have taken on considerable credit card debt to purchase equipment and training for my employees. My introductory credit card rates have now gone to as high as 21% and I can't get any new credit card companies to give me more than a couple thousand dollars at any lower rate. I own my own condo and have considerable equity built up, but no bank will talk to me about a HELOC or a refinance since I don't have 2 years of tax returns to prove my new higher rate of income, since my business has been fully functional for less than a year. I simply need to get these high interest rates down so that I can start paying more principle than interest. My credit score is excellent and I always pay on time. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,264.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367899	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367899. Member loan 367899 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Freelance Broadcast & Music	Debt-to-income ratio:	13.57%
Length of employment:	25 years	Location:	Orlando, FL

Home town:	denver
Current & past employers:	Freelance Broadcast & Music, Orange County Goverment
Education:	Unviversity of Central Florida, Valencia Community College

This borrower member posted the following loan description, which has not been verified:

I have some unexpected expenses, and some old debts I want to discharge, and consolidate into a singular payment. I have a couple of 401 ks' I have been attempting to pull from, but do to restrictions on time between the request, and the last contributions to those accounts,I cannot access either account, as far as a withdrawal is concerned. So, having heard about this process I figured it was worth a try. I would rather just use money I "have", but given that i cant excercise that option, it forces the need to take out a loan. So, here I am. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	49
Revolving Credit Balance:	$27,254.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367950

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367950	$12,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367950. Member loan 367950 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,583 / month
Current employer:	WELLS FARGO	Debt-to-income ratio:	7.35%
Length of employment:	6 years	Location:	LAS VEGAS, NV

Home town:	Las Vegas
Current & past employers:	WELLS FARGO
Education:	University of Nevada-Las Vegas

This borrower member posted the following loan description, which has not been verified:

I would like to pay off higher rate credit cards with a loan from Lending Club. Lending Club has better rates and terms. Thanks, Joe

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$200,935.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 367972

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367972	$8,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367972. Member loan 367972 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	School District 99	Debt-to-income ratio:	19.52%
Length of employment:	20 years 6 months	Location:	Plainfield, IL

Home town:	Bolingbrook
Current & past employers:	School District 99
Education:

This borrower member posted the following loan description, which has not been verified:

We would like to pay off empire carpet. We had 18 months free financing and the free financing is up in January. So we would like to get the loan so we won't have to pay the back finance on the carpet loan. Also to pay off Home Depot credit card.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	52
Revolving Credit Balance:	$83,434.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367973	$8,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367973. Member loan 367973 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	CMB Wireless Group	Debt-to-income ratio:	19.26%
Length of employment:	1 year 3 months	Location:	West Babylon, NY

Home town:	brooklyn
Current & past employers:	CMB Wireless Group, Island Fresh Distribution
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidation of debt at lower rate

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,149.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367980

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367980	$8,500	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367980. Member loan 367980 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	20.75%
Length of employment:	14 years	Location:	SHAWNEE, KS

Home town:	Detroit
Current & past employers:	United Parcel Service, Best Buy Co. Inc.
Education:	Johnson County Community College

This borrower member posted the following loan description, which has not been verified:

My lease is about to expire and I would like to get a home instead of continuing to rent. I've been searching around the Kansas City area and I've found a house that I really like but it cost $8,500 more then the amount of cash I have saved up. I've considered getting a mortgage but the amount of funds I need is too small so I figured a personal loan would better suit my needs. I have pretty good credit other then my debt to income ratio is abit high but i have never made a late payment and I can assure this loan will be repaid in full. Any questions please ask. Thanks for reading. Frank

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,496.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367996

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367996	$9,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367996. Member loan 367996 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,808 / month
Current employer:	SMSC Gaming Enterprise	Debt-to-income ratio:	12.31%
Length of employment:	6 years 3 months	Location:	Minneapolis, MN

Home town:	St. Louis Park
Current & past employers:	SMSC Gaming Enterprise
Education:	University of Minnesota

This borrower member posted the following loan description, which has not been verified:

Unfortunately my story isn't uncommon. I would like to pay down my credit cards. I have a good job and feel secure about it as my company has not announced any lay-offs. A fresh start would mean a new lease - thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1981	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,506.00	Public Records On File:	0
Revolving Line Utilization:	98.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 368034

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368034	$8,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368034. Member loan 368034 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	IPHFHA	Debt-to-income ratio:	7.10%
Length of employment:	6 months	Location:	Wichita, KS

Home town:	Wichita
Current & past employers:	IPHFHA, ICM, Inc, Lowe's
Education:	Wichita State University, Cowley County Community College

This borrower member posted the following loan description, which has not been verified:

We are finishing the basement of our house to add 2 bedrooms, an office, a family room, and a bathroom.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,831.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368104

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368104	$16,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368104. Member loan 368104 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	Contra Costa County	Debt-to-income ratio:	18.12%
Length of employment:	4 months	Location:	Concord, CA

Home town:	Pleasanton
Current & past employers:	Contra Costa County, San Diego Center for Children
Education:	San Diego State University-Main Campus, National University

This borrower member posted the following loan description, which has not been verified:

I am struggling with an old credit card debit of $15,000. I am making more than the monthly payments every month and am paying on time, but the interest is killing me and not allowing me to get the debit down. I have good credit and a very good steady job. The banks will not lend me money because the revolving balance on my credit cards is so high. I am paying $600-$800 a month on my credit cards. I am looking for a personal loan of $15,000 from a reputable person or financial institution. I am trying to pay this debt down before I start my Ph.D. program.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,085.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368109

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368109	$14,500	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368109. Member loan 368109 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,533 / month
Current employer:	Retired, Military	Debt-to-income ratio:	23.76%
Length of employment:	21 years	Location:	Fircrest, WA

Home town:
Current & past employers:	Retired, Military
Education:	Saint Martin's University

This borrower member posted the following loan description, which has not been verified:

pay of credit card debt

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,774.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 368115

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368115	$10,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368115. Member loan 368115 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	parrish construction	Debt-to-income ratio:	3.26%
Length of employment:	15 years	Location:	elwood, IL

Home town:	naperville
Current & past employers:	parrish construction, homes by chalen
Education:

This borrower member posted the following loan description, which has not been verified:

hitting a little rough spot need a little money to get by the next 4 to 6 weeks we have work its just this time of the year is rough weather never lets its do much the money would help with payroll and other things

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,352.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 368143

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368143	$4,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368143. Member loan 368143 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Triton Digital	Debt-to-income ratio:	8.55%
Length of employment:	16 years	Location:	Brooklyn, NY

Home town:	Detroit
Current & past employers:	Triton Digital
Education:	Ohio University

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to consolidate approx. $3,600 in loan debt that I incurred at a higher rate because of lower credit in the past. I have been working hard to increase my FICO score (it's now around 700) and haven't missed a credit card payment in more than 18 months! Now I just want to pay off the rest of my debt and move on with a lower interest rate. This loan will facilitate the final step of my personal economic recovery plan.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,469.00	Public Records On File:	1
Revolving Line Utilization:	56.90%	Months Since Last Record:	25
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368150

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368150	$8,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368150. Member loan 368150 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	schlossberg soloman memorial chapel	Debt-to-income ratio:	1.08%
Length of employment:	10 years	Location:	Pembroke Pines, FL

Home town:	New York
Current & past employers:	schlossberg soloman memorial chapel, National Basketball Association, ESPN, Sports Illustrated, Cosmo, Seventeen Magazines
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

First, I would like to thank you for taking this time to read my brief. To give you a little info about me, I the 30 year old owner of HUSH Shapewear and Accessories. I have spent the last 14 months working exhaustively on the R&D (research and development) of my brand's products, testing, designing and developing an innovative/functional line for a broad demographic of women (ages 18- 50) I have produced an initial line of 30 products: Slimming/Bodyshaping lingerie and garments ie: tank tops + dresses(these pieces can literally can take up to 4 sizes off of a woman) Panties with removable padding, completely backless bra's, tag and bra strap "tamers", carbon filtered inserts for underwear, bra stap converters and comfort straps, portable lint packs and magic erasers for deodorant or spill marks, double sided body and fashion tape, invisible panties, a secret pocket for bras etc... HUSH will be every girls best kept secret and Hollywood Stylists brand of choice for all of their clients red carpet needs. This company is my baby. I spent 5 years in NYC (my hometown) working in the entertainment industry in both Public Relations and Publishing. I've developed strong relationships with publicists and Editors at Magazines and have amassed an enormous contact list of over 800k clients waiting for HUSH's 2009 launch. These are REAL women who are ready and waiting to buy HUSH as soon as it launches. I have also built relationships with buyers at Saks, Bloomies and Neiman Marcus, as well as boutique stores in Miami, NY and L.A. who have pre-ordered inventory. HUSH will also be sold in the international market where there is huge demand and little competition. Additionally, I am currently building the HUSH e-commerce website www.shopHUSH.com. I have made it a point to fund my business with personal capital and not by incurring debt and up until this point have been successful. However, the demand for these products has exceeded my initial expectations (not the worst problem to have) and I am seeking this loan to cover a small portion of my upfront manufacturing/delivery costs. My business is one of the few that is seemingly insulated from the current economic downturn. History and studies show that women tend to spend more, rather than less, on vanity and beauty items during a recession. I work with reliable manufacturers in both Asia and Colombia, South America and can supply more information about them if wanted. The margins on my products are good, typically 4:1. I am a safe, reliable borrower with a smart business plan and innovative line of products. I have a good credit history with little debt. I hope that you will deem me a worthy borrower and thank you in advance for taking the time to read this. I hope you choose me:)

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	58
Revolving Credit Balance:	$3,416.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368155

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368155	$6,400	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368155. Member loan 368155 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	chris's Smog Shop	Debt-to-income ratio:	17.12%
Length of employment:	3 years	Location:	san francisco, CA

Home town:	Seattle
Current & past employers:	chris's Smog Shop
Education:	Citty college San Francisco

This borrower member posted the following loan description, which has not been verified:

Would like a method of refinancing my credit card debt into a fixed lower APR Currently my $7400 credit card debt carries more than 15% APR Refinancing my debt to a 2-3 year loan with 5-6% APR is what I would like Please inform me of my options

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,005.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368166

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368166	$25,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368166. Member loan 368166 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$10,417 / month
Current employer:	Last Mile Logistics	Debt-to-income ratio:	1.47%
Length of employment:	7 years 11 months	Location:	Denver, CO

Home town:	Wheeling
Current & past employers:	Last Mile Logistics, FSA Network, Kmart
Education:	University of Denver, Daniels College of Business

This borrower member posted the following loan description, which has not been verified:

Small business logitistics and moving company in Denver with great business model is growing even though we are in a depression. We have recently moved from a 5000 sq ft warehouse to a 15000 sq ft warehouse so we can help take on the expansion of the business. The loan would help facilitate the expansion of the move and working capital to bring more business from marketing and sales. The business modle includes using all contractor labor as a percentage of sales allowing the company to command a higher margin dollar retention. The company owns outright most of its trucks, all warehouse equipment, including vaults, pads etc, forklift equipment and office furniture. Agent for major van line ( Steven?s) in Denver for Interstate, long distance and international relocations.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,825.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368168

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368168	$11,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368168. Member loan 368168 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	target	Debt-to-income ratio:	1.62%
Length of employment:	16 years	Location:	NORTH HOLLYWOOD, CA

Home town:	Mar del Plata
Current & past employers:	target
Education:	Instituto Industrial Pablo Tavelli

This borrower member posted the following loan description, which has not been verified:

Consolidate debts

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	41
Revolving Credit Balance:	$4,526.00	Public Records On File:	1
Revolving Line Utilization:	20.60%	Months Since Last Record:	25
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368177

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368177	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368177. Member loan 368177 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Retired	Debt-to-income ratio:	15.64%
Length of employment:	n/a	Location:	Denver, CO

Home town:
Current & past employers:	Retired, Former-Water Board / Current-Sports Bar
Education:

This borrower member posted the following loan description, which has not been verified:

I guess it comes with the downturn in the economy but we have had several thefts in our bar recently. Including our front door security camera. We need to get a new, more high-tech system installed. Additionally, we would like to upgrade our TVs and get new barstools. I am retired after 40 years with the water department and have now taken on this endevor with my son. I am a good candidate for this loan because the bar is doing well and I can afford to repay the loan with my retirement pay even if the business fails.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	16
Revolving Credit Balance:	$16,554.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368216

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368216	$14,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368216. Member loan 368216 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,792 / month
Current employer:	Dallas Independent School District	Debt-to-income ratio:	14.24%
Length of employment:	2 years	Location:	DALLAS, TX

Home town:	Moore
Current & past employers:	Dallas Independent School District
Education:	The University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

Hello, I am seeking a consolidation loan because I have racked up short-term debt while going through graduate school. I am ready and able to pay this off in a timely manner so that I can move forward with my financial goals. Thank you...

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,511.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368223

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368223	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368223. Member loan 368223 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Snohomish County Sheriff's Office	Debt-to-income ratio:	9.62%
Length of employment:	11 months	Location:	Woodinville, WA

Home town:	Everett
Current & past employers:	Snohomish County Sheriff's Office, Seattle Police Department
Education:	Western Washington University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate several credit cards and the remainder of my auto loan. My rates are more than acceptable now, I just want a fixed payment with a fixed term.

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1976	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,002.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368243

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368243	$9,600	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368243. Member loan 368243 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Visionary Home Builders of CA	Debt-to-income ratio:	8.52%
Length of employment:	5 years 1 month	Location:	Sacramento, CA

Home town:	San Diego
Current & past employers:	Visionary Home Builders of CA, ACLC, Inc.
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

Deciding it's time to get my retirement account going, and would like to completely fund my 2008 and 2009 limits. I have till April of 2009 to complete the 2008 funding, so there is still plenty of time.

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,309.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368255	$3,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368255. Member loan 368255 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,542 / month
Current employer:	Princeton University	Debt-to-income ratio:	14.40%
Length of employment:	4 years 4 months	Location:	Princeton, NJ

Home town:	New Orleans
Current & past employers:	Princeton University, Laboratory for Laser Energetics, Starbucks
Education:	Princeton University, University of Rochester

This borrower member posted the following loan description, which has not been verified:

Loan to buy a 1997 Toyota Corolla

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	25
Revolving Credit Balance:	$277.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368315

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368315	$5,650	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368315. Member loan 368315 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,233 / month
Current employer:	chartwells / compass group,usa	Debt-to-income ratio:	6.13%
Length of employment:	3 years	Location:	san francisco, CA

Home town:	casablanca
Current & past employers:	chartwells / compass group,usa, D-LEW ENTERPRISES,LLC
Education:	City College of San Francisco, universitie of toulous ,toulous, france, college moulay idriss,casablanca,morocco

This borrower member posted the following loan description, which has not been verified:

pay off all my 4 credit cards accounts as follow: washington mutual 7351: 3,500.00 bank of america 2460: 1,075.00 washington mutual 3756 : 650.00 american express 01007 : 565.00

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,473.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368371

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368371	$1,600	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368371. Member loan 368371 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	National Safety Council	Debt-to-income ratio:	14.15%
Length of employment:	6 months	Location:	Orlando, FL

Home town:	Pawhuska
Current & past employers:	National Safety Council, PODS, Alorica
Education:	Rogers State University

This borrower member posted the following loan description, which has not been verified:

Buying a new Scooter

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,603.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368394

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368394	$1,150	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368394. Member loan 368394 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	LAWRENCE BERKELEY NATIONAL LABORATORY	Debt-to-income ratio:	7.75%
Length of employment:	3 years 6 months	Location:	LAFAYETTE, CA

Home town:	Toronto
Current & past employers:	LAWRENCE BERKELEY NATIONAL LABORATORY, SILICON VALLEY COLLEGE, INCYTE GENOMICS
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

Even though I hadn't missed a payment or been late, my credit card company jacked up the interest rate really high after we charged our holiday vacation on the card and didn't pay it off in one billing cycle. We wished to make payments on our balance at our previous rate, and we just feel taken advantage of by the credit card company. Isn't the government lowering interest rates in order to make credit more available? It's certainly not trickling down to us; rather the opposite! So we'd very much prefer to pay our interest to private individuals rather than the pirates.

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,907.00	Public Records On File:	1
Revolving Line Utilization:	54.30%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368428	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368428. Member loan 368428 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Petco Animal Supplies	Debt-to-income ratio:	1.62%
Length of employment:	4 years 2 months	Location:	FORT LAUDERDALE, FL

Home town:	newburgh
Current & past employers:	Petco Animal Supplies, Target
Education:	Dutchess Community College

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate small balance credit cards due to high interest rates.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,005.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368432

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368432	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368432. Member loan 368432 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,518 / month
Current employer:	Ms. Foundation for Women	Debt-to-income ratio:	10.51%
Length of employment:	3 years 8 months	Location:	Fort Lee, NJ

Home town:	North Bergen
Current & past employers:	Ms. Foundation for Women, The New York Hall of Science
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

A loan of this size would allow me to pay off my highest interest loans and credit cards and make just one payment to the Lending Club. I am working very hard at getting out of debt to maintain a good credit rating, but the traditional lending institutions have been unwilling to work with me at lowering the interest rates. The reason why I'm in debt: For the last three years, my family has had to pay the expenses that insurance did not cover for a sick parent, my mother. In my case it has been difficult, for my mother is overseas, and I've had the added burden of having to travel. This has taken a toll on me and my sisters. The expenses have finally come under control for my mother is home, and we can finally think about to getting back to normalcy. I am a good investment, and hope that you'll approve or invest in my request. I was brought with values and the believe that you must pay your debts. Thank you for your consideration to this request for a loan. Sunflower

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1980	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,281.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368435

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368435	$7,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368435. Member loan 368435 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	St Mary's Women and children Center	Debt-to-income ratio:	21.30%
Length of employment:	5 months	Location:	BOSTON, MA

Home town:	Boston
Current & past employers:	St Mary's Women and children Center, City Of Boston
Education:

This borrower member posted the following loan description, which has not been verified:

Loan is need to pay outstanding bills

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,629.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368462	$12,250	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368462. Member loan 368462 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Colonial Physical Therapy	Debt-to-income ratio:	13.28%
Length of employment:	6 months	Location:	parlin, NJ

Home town:	new brunswick
Current & past employers:	Colonial Physical Therapy
Education:	middlesex county college

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate debt and also pay for school.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,558.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368467

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368467	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368467. Member loan 368467 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,333 / month
Current employer:	US Army	Debt-to-income ratio:	16.26%
Length of employment:	24 years	Location:	SAN ANTONIO, TX

Home town:	Houston
Current & past employers:	US Army
Education:	Excelsior College

This borrower member posted the following loan description, which has not been verified:

I need to procure a private loan for paying a patent attorney. The fees of this will range from $5000-$12000.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$133.00	Public Records On File:	0
Revolving Line Utilization:	3.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368470	$7,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368470. Member loan 368470 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	HSA-UWC	Debt-to-income ratio:	2.46%
Length of employment:	1 year 5 months	Location:	Philadelphia, PA

Home town:	Osaka
Current & past employers:	HSA-UWC, True World Foods
Education:	North Eastern University / UTS

This borrower member posted the following loan description, which has not been verified:

I need to get loan to pay for my sons education and pay off 2 credit cards loans

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,327.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 368474

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368474	$4,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368474. Member loan 368474 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Sprig Elec	Debt-to-income ratio:	1.52%
Length of employment:	5 years	Location:	San Leandro, CA

Home town:	San Jose
Current & past employers:	Sprig Elec
Education:	Electrical JATC

This borrower member posted the following loan description, which has not been verified:

I appeciate you taking the time to read my request. I need to come up with 5000 dollars by the end of the month for property taxes. I am well positioned to repay the money. I have a lot of stock. I have a home, 3 paid off vehicles, and I also make $150000 a year. I am going through a slow time right now, and would very much appreciate the help. I am also a lender, so I will by all means repay your money promptly.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,783.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368488

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368488	$5,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368488. Member loan 368488 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	verizon wireless	Debt-to-income ratio:	5.53%
Length of employment:	10 years	Location:	moorpark, CA

Home town:	thousand oaks
Current & past employers:	verizon wireless, seqouia sandwich co.
Education:	Bakersfield College

This borrower member posted the following loan description, which has not been verified:

consolidate debt and extra cash for college education

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	47
Revolving Credit Balance:	$4,405.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 368493

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368493	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368493. Member loan 368493 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Mastech/Kaiser Permanente	Debt-to-income ratio:	7.12%
Length of employment:	2 months	Location:	Pleasanton, CA

Home town:	lahore
Current & past employers:	Mastech/Kaiser Permanente, Ernst & Young LLP, University of Illinois at Chicago
Education:	Punjab University, Ferris State University, Kellogg School of Management - Northwestern University

This borrower member posted the following loan description, which has not been verified:

Hello, After being unemployed for a while in Chicago, recently I relocated to the Bay Area. Soon after I landed a decent job at a good firm. I am going to be working significant number of overtime hours this winter & spring. This should further increase my take home salary. I now have to buy a used but decent car. I'd also like to consolidate my credit card debt. It'll be great to make one payment each month and quickly pay off the debt. Fortunately I found a very nice and fully furnished 1 bedroom apartment. My rent is $1000/month and includes internet, cable, utilities, and etc. Other than 2 credit card paymentsand monthly cell phone bill, I don't have anyother major expenses. I try to live as frugally as possible and don't believe in biting more than I can chew. I don't drink and smoke. Thanks, Murtza Naseem

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	59
Revolving Credit Balance:	$24,803.00	Public Records On File:	1
Revolving Line Utilization:	77.50%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368507

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368507	$5,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368507. Member loan 368507 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Trek Bicycle Store of Boulder	Debt-to-income ratio:	16.23%
Length of employment:	1 month	Location:	longmont, CO

Home town:	St. Louis
Current & past employers:	Trek Bicycle Store of Boulder, Trek Bicycle Store of St. Louis
Education:	Lindenwood University

This borrower member posted the following loan description, which has not been verified:

After a recent cross-country move, my husband and I purchased more with our credit card than we originally anticipated. I will use this loan to refinance our card at a better rate, and also free up the limit so that it is available for emergencies. Thanks!

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,997.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368523

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368523	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368523. Member loan 368523 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	university of south carolina	Debt-to-income ratio:	18.75%
Length of employment:	35 years	Location:	leesville, SC

Home town:
Current & past employers:	university of south carolina
Education:

This borrower member posted the following loan description, which has not been verified:

I am helping my daughter pay for graduate school.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1981	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 368540

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368540	$2,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368540. Member loan 368540 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,417 / month
Current employer:	air technical	Debt-to-income ratio:	11.33%
Length of employment:	10 years	Location:	CLEVELAND, OH

Home town:	cleveland
Current & past employers:	air technical
Education:	none

This borrower member posted the following loan description, which has not been verified:

for a personal reason

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1969	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,201.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368542

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368542	$12,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368542. Member loan 368542 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,500 / month
Current employer:	Self employed	Debt-to-income ratio:	8.49%
Length of employment:	10 years 6 months	Location:	Annapolis, MD

Home town:	Annapolis
Current & past employers:	Self employed
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

Thriving services company in need of short term cash infusion to cover expansion and acquisition costs. Will be repaid in less than 60 days, open to competitive rates.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$224,090.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 368578

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368578	$12,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368578. Member loan 368578 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Laughing Buddha Brewing Co.	Debt-to-income ratio:	10.99%
Length of employment:	1 year 10 months	Location:	Seattle, WA

Home town:	Jamestown
Current & past employers:	Laughing Buddha Brewing Co., Puget Sound Blood Center, University of Washington, Seattle Cancer Care Alliance
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Laughing Buddha Brewing Company is an innovative startup brewery in Seattle, WA, crafting unique styles of beer. In under two years of business, Laughing Buddha has gained attention of local media and craft beer publications for their creative beers such as Ginger Pale Ale and Mango Weizen. Their beers are sold in Washington state in high-end grocery stores such as Whole Foods, speciality beer stores, gastropubs, and restaurants. Laughing Buddha is expanding distribution to Portland, Oregon and Vancouver, B.C. in January 2009. Laughing Buddha Brewing Company needs additional working capital to fund an increased inventory to support expanded distribution. Monies raised will be used to pay for raw ingredients such as malted barley and hops, bottling, and other expenses. Help fuel a fast growing and innovative new craft brewery!

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,109.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368656

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368656	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368656. Member loan 368656 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Context	Debt-to-income ratio:	16.34%
Length of employment:	6 years	Location:	Philadelphia, PA

Home town:	Stonington
Current & past employers:	Context
Education:	Macalester College, St. John's College, The Wharton School, University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

We are a $2m annual revenue travel business, operating in the niche of scholar-led walking tours for upscale clients. We are looking for a small loan to underwrite our expansion into custom trip development and packaged tours. We need the capital mostly for marketing purposes.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	13
Revolving Credit Balance:	$78,653.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368667

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368667	$7,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368667. Member loan 368667 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Delaware Moving and Storage	Debt-to-income ratio:	14.16%
Length of employment:	8 years	Location:	Bear, DE

Home town:	Indianapolis
Current & past employers:	Delaware Moving and Storage
Education:	Wilmington University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow 7000 so that I can fix up some things in my home.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,162.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 368673

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368673	$15,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368673. Member loan 368673 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,250 / month
Current employer:	NF Consulting	Debt-to-income ratio:	3.08%
Length of employment:	3 years 3 months	Location:	Cedar Park, TX

Home town:	Fairfield
Current & past employers:	NF Consulting
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

Looking for a loan to purchase equipment for a sandwich shop we are opening. This loan is an interim loan as we wait for our SBA loan to close as we would like to keep moving forward and get a leg up on opening.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	62
Revolving Credit Balance:	$4,634.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368709

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368709	$5,375	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368709. Member loan 368709 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,042 / month
Current employer:	Black Hills Truck and Trailer	Debt-to-income ratio:	23.36%
Length of employment:	3 months	Location:	BLACK HAWK, SD

Home town:	Rapid City
Current & past employers:	Black Hills Truck and Trailer, U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

I have a few small loans and a credit card. and owe money to a friend. I'd like to get this loan to take care of all that and only have one payment.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,039.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 368766

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368766	$4,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368766. Member loan 368766 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Praxair Inc.	Debt-to-income ratio:	8.77%
Length of employment:	21 years	Location:	Whitehall, PA

Home town:	Allentown
Current & past employers:	Praxair Inc., materials transportion service
Education:

This borrower member posted the following loan description, which has not been verified:

pay off small credit card , use for daughters education

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,094.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368884

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368884	$5,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368884. Member loan 368884 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Annapolitan	Debt-to-income ratio:	10.02%
Length of employment:	2 months	Location:	Annapolis, MD

Home town:	Albany
Current & past employers:	Annapolitan, Rams Head Tavern
Education:	Suny Morissville, Hudson Valley Community College, UMBC

This borrower member posted the following loan description, which has not been verified:

I am purchasing a 1998 Volkswagon Golf with only 65,000 miles on it. I started a new career as a Activities Director at an assisted living facility and so got behind a little in bills. I am now caught up and need the additional money to purchase the vehicle. Thanks, Ralph

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,069.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368897

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368897	$11,200	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368897. Member loan 368897 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Leonard D Marsocci CPA PA	Debt-to-income ratio:	4.48%
Length of employment:	6 years	Location:	TAMPA, FL

Home town:	Rochester
Current & past employers:	Leonard D Marsocci CPA PA, Cherry, Bekart, and Holland LLP
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I have 4 credit card totalling about 9,000 in debt. I will use this loan to pay off all my credit cards.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	40
Revolving Credit Balance:	$4,712.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368907

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368907	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368907. Member loan 368907 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Sodexo INC.	Debt-to-income ratio:	9.65%
Length of employment:	6 years	Location:	Oklahoma City, OK

Home town:	Oklahoma City
Current & past employers:	Sodexo INC., Gauchos Grill
Education:	Platt College-Oklahoma City

This borrower member posted the following loan description, which has not been verified:

I will be using the loan to consolidate my debt and pay it off more quickly and in a simpler manor.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,608.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 368918

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368918	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368918. Member loan 368918 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,933 / month
Current employer:	FRANCIS M SWITZER	Debt-to-income ratio:	16.28%
Length of employment:	14 years	Location:	MIAMI, FL

Home town:	HABANA
Current & past employers:	FRANCIS M SWITZER
Education:	Technical Career Institute

This borrower member posted the following loan description, which has not been verified:

NEED TO MAKE A PURCHASE.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,276.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 368924

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368924	$13,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368924. Member loan 368924 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Centro Civico	Debt-to-income ratio:	14.38%
Length of employment:	10 years	Location:	Rochester, NY

Home town:
Current & past employers:	Centro Civico, SUNY Research Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Wiped out cash reserves and used part of credit card to install two new furnaces and make home repairs. Would rather pay people over time than credit card companies. Would also roll over existing Lending Club loan into this loan for one payment.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,109.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368925

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368925	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368925. Member loan 368925 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Xtreme PDR Inc	Debt-to-income ratio:	10.34%
Length of employment:	18 years	Location:	OVERLAND PARK, KS

Home town:	limestone
Current & past employers:	Xtreme PDR Inc, u.s dentools inc
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

loan for home impovements

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	38
Revolving Credit Balance:	$2,245.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 368954

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368954	$2,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368954. Member loan 368954 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	usps	Debt-to-income ratio:	10.92%
Length of employment:	18 years	Location:	BROCKTON, MA

Home town:
Current & past employers:	usps
Education:

This borrower member posted the following loan description, which has not been verified:

repairs to bathroom

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,510.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368981

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368981	$2,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368981. Member loan 368981 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	U.S. Navy	Debt-to-income ratio:	23.82%
Length of employment:	2 years 2 months	Location:	Petal, MS

Home town:	Petal
Current & past employers:	U.S. Navy
Education:

This borrower member posted the following loan description, which has not been verified:

I am moving into a new apartment and i want to have a little extra cash to help me settle into it.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	34
Revolving Credit Balance:	$5,411.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368995

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368995	$1,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368995. Member loan 368995 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	billndeb Harrison Trucking	Debt-to-income ratio:	18.13%
Length of employment:	2 years	Location:	Manhattan, MT

Home town:
Current & past employers:	billndeb Harrison Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

We have gotten 3,000.00 from Prosper for this wedding and now it has become twice as big as expected. We just need to borrow 1,500.00 more for the cost of having so many guests. We prefer to borrow here where the interest rate is much lower than elsewhere. We are very happy with the loan we got from prosper, but they are no longer loaning as they were before. Thanks

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	57
Revolving Credit Balance:	$2,573.00	Public Records On File:	1
Revolving Line Utilization:	67.70%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369008

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369008	$8,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369008. Member loan 369008 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	8.48%
Length of employment:	n/a	Location:	Fairborn, OH

Home town:	Dayton
Current & past employers:	V A Medical Center
Education:	Siena Heights University

This borrower member posted the following loan description, which has not been verified:

I am requesting money to pay off the credit card bills I have racked up due to retirement 7-07 and not getting my SS until 10-08and beingshort on money. I would really appreciate the loan----thanks---Dan

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,840.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369015

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369015	$2,250	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369015. Member loan 369015 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Newark Electronics	Debt-to-income ratio:	16.00%
Length of employment:	2 years 6 months	Location:	Chicago, IL

Home town:	Wooster
Current & past employers:	Newark Electronics, Regal Cinemas, Foremost Insurance
Education:	Calvin College

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to cover tuition for one graduate course in Computer Science, which begins in January. I can afford to pay the loan back, and my employer will reimburse the full amount, as long as I get a grade of B or better. I have taken out several loans like this this year and I find these short term loans to be very convenient for me.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	63
Revolving Credit Balance:	$12,285.00	Public Records On File:	1
Revolving Line Utilization:	84.10%	Months Since Last Record:	49
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369017

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369017	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369017. Member loan 369017 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	costco wholesale	Debt-to-income ratio:	22.10%
Length of employment:	26 years	Location:	sanford, FL

Home town:	Bronx
Current & past employers:	costco wholesale
Education:	CUNY Bronx Community College

This borrower member posted the following loan description, which has not been verified:

trying to pay all my bills in one payment

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	63
Revolving Credit Balance:	$23,535.00	Public Records On File:	1
Revolving Line Utilization:	66.70%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369039

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369039	$10,800	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369039. Member loan 369039 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	First Data	Debt-to-income ratio:	12.79%
Length of employment:	1 year 3 months	Location:	Sacramento, CA

Home town:	Baltimore
Current & past employers:	First Data
Education:	Towson University

This borrower member posted the following loan description, which has not been verified:

Hello, I am seeking to borrow money in order to consolidate credit card debt and a high interest loan. I am a reliable payer - NOT A single late payment on my credit history. I am seeking to consolidate my debt due to not being able to obtain a student loan for graduate school expenses. Thank-you for your consideration - again, no late payments on my credit history. Just have too much debt.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,598.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 369055

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369055	$12,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369055. Member loan 369055 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,750 / month
Current employer:	Project HOPE	Debt-to-income ratio:	8.68%
Length of employment:	27 years 3 months	Location:	Berryville, VA

Home town:	Winchester
Current & past employers:	Project HOPE
Education:

This borrower member posted the following loan description, which has not been verified:

Pay off auto loan and pay off credit card to get to one bill payment.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,336.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369057

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369057	$9,800	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369057. Member loan 369057 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,167 / month
Current employer:	BURLESON LAND SERVICES	Debt-to-income ratio:	19.51%
Length of employment:	4 years 11 months	Location:	AZLE, TX

Home town:	FT. WORTH
Current & past employers:	BURLESON LAND SERVICES, UNION PACIFIC RESOURCES, ConocoPhillips, MERIDIAN OIL, MOBIL OIL CORPORATION
Education:	SAN JUAN COMMUNITY COLLEGE

This borrower member posted the following loan description, which has not been verified:

I am an oil and gas land professional and am increasing my land services business. This requires that I build out my existing office space so that additional land contractors can work onsite. Construction costs are $17,000, of which I have paid $10,000 to date. The additional $7,000 will complete the office renovation. I have been an oil and gas professional for 27 years and have worked for Fortune 100 oil and gas companies as well as being an independent landman, which is a position that is crucial to the determination of mineral ownership and leasing. Also my company is heavily involved in acquisitions and divestitures of producing and non-producing properties, which is the most demanding segment in the industry at this time.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	44
Revolving Credit Balance:	$29,250.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369062

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369062	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369062. Member loan 369062 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Wink Companies, LLC.	Debt-to-income ratio:	14.34%
Length of employment:	3 years 4 months	Location:	Denham Springs, LA

Home town:	New Orleans
Current & past employers:	Wink Companies, LLC., Professional Engineering Consultants
Education:	Louisiana State University-System Office (LSU)

This borrower member posted the following loan description, which has not been verified:

JC Customs provides mobile and marine audio. We also have a cutting edge men's and womens's clothing line coming out soon. We sell ATV and scooters around the Holiday season.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	18
Revolving Credit Balance:	$388.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369078

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369078	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369078. Member loan 369078 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Fujitsu Consulting	Debt-to-income ratio:	6.14%
Length of employment:	1 year	Location:	Suwanee, GA

Home town:	Brenham
Current & past employers:	Fujitsu Consulting, Ciba-Vision (a Novartis company), Hewlett-Packard
Education:	Florida State University, United Kingdom - Open University

This borrower member posted the following loan description, which has not been verified:

Pay off higher interest rate credit cards (12% - 21%)

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,455.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369084

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369084	$4,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369084. Member loan 369084 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Kelly Services	Debt-to-income ratio:	18.35%
Length of employment:	4 years	Location:	winter garden, FL

Home town:	orlando
Current & past employers:	Kelly Services
Education:

This borrower member posted the following loan description, which has not been verified:

I have medical and credit cards bills that are getting overwhelming. This loan will be able to help alot because i will be able to pay just one monthly bill instead of paying all separate bills.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,272.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369102

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369102	$5,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369102. Member loan 369102 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,824 / month
Current employer:	BEARINGPOINT INC	Debt-to-income ratio:	2.27%
Length of employment:	2 years 6 months	Location:	SACRAMENTO, CA

Home town:
Current & past employers:	BEARINGPOINT INC
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan for clearing off.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,160.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 369105

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369105	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369105. Member loan 369105 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Siena Salon	Debt-to-income ratio:	3.46%
Length of employment:	22 years	Location:	Houston, TX

Home town:
Current & past employers:	Siena Salon
Education:

This borrower member posted the following loan description, which has not been verified:

Our company is developing a website to add an additional revenue channel to our existing operations. Our current business profile is: Industry: Hair/Beauty Salon Annual Revenue (2008): e.$400,000+ Years in Business: 6 (as LLC; 22 total) Use of Proceeds: Develop website (e. $30,000 total; we're paying out of pocket for much of that). Website will not generate any money until complete, so the project must be paid in full before it returns anything on our investment. Current FCF supports debt service of this loan even without any revenue from website. Other info: Business currently has a $90,000, 5 year loan @ 6.25% residual from a $250,000 buildout two years ago. Would normally go to our bank for the website development money, but they have a current cap of $100,000 and other banks would want a UCC release from the first bank to loan us anything...which won't happen obviously. Personal info: No other personal revolving debt. Have a couple of personal credit cards with balances, but they were used for business purposes so the business pays those balances. As for genuine personally originated debt, I don't have any (other than house and car payments of course).

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	17
Revolving Credit Balance:	$14,344.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369114

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369114	$14,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369114. Member loan 369114 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Con Edison	Debt-to-income ratio:	11.46%
Length of employment:	3 years	Location:	Staten Island, NY

Home town:	danberry
Current & past employers:	Con Edison, U.S.I.S
Education:	Lincoln Technical Institute

This borrower member posted the following loan description, which has not been verified:

I'm requesting this loan to pay off credit cards that have a high interest rate.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,523.00	Public Records On File:	1
Revolving Line Utilization:	35.90%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369118

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369118	$13,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369118. Member loan 369118 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,850 / month
Current employer:	State of California	Debt-to-income ratio:	16.04%
Length of employment:	3 years	Location:	Citrus Heights, CA

Home town:	Sacramento
Current & past employers:	State of California
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate debt from several credit cards into one lower-interest payment. My girlfriend and I both have government jobs and recently bought a home. We are trying to implement a budget, tie up lose ends, and manage our money better. We are in good shape financially... especially if we can pay off these damn credit cards! Thanks!

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,671.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369164

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369164	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369164. Member loan 369164 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Tolliver Group	Debt-to-income ratio:	15.21%
Length of employment:	1 month	Location:	Palm Bay, FL

Home town:	Georgetown
Current & past employers:	Tolliver Group, AT&T Government Solutions, Raytheon Systems
Education:	Strayer University at Washington, DC, Villanova University

This borrower member posted the following loan description, which has not been verified:

We have about 7,000 in savings and need another 5,000 to cover the costs. Everything else should be covered by insurance.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	24
Revolving Credit Balance:	$1,015.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369197

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369197	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369197. Member loan 369197 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	David Burre Engineers & Survyors, Inc.	Debt-to-income ratio:	15.02%
Length of employment:	3 years 6 months	Location:	Marietta, GA

Home town:	Amman
Current & past employers:	David Burre Engineers & Survyors, Inc., L&R Promotions, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Me and my husband are in the final stages of starting a Group Home for under priviledged children. The state pays us on a monthly basis and we are currently under funded because of the amont of time it has taken to get through zoning and licensing. The current overhead including the staff payroll is $12,000 per month, we will gross $32,508.00 after we get kids placed in the home. We are so very close and we have worked incredibly hard to see this through. We need this loan to get us up and running.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,882.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369206

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369206	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369206. Member loan 369206 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Westwood Mortgage Group, LLC	Debt-to-income ratio:	16.18%
Length of employment:	10 years 6 months	Location:	Bristol, CT

Home town:	Southington
Current & past employers:	Westwood Mortgage Group, LLC, Southern New England Mortgage Group, LLC
Education:	Central Connecticut State University

This borrower member posted the following loan description, which has not been verified:

Own a 3 Family in CT and need 15K to get two of the appartments ready for rent. Owe 140K 1st mortgage only. Property appraisal was completed last month at 200K. Recently evicted non paying tentents and would like to update two of the three units. This money will allow me to get section 8 renters in for a good monthly income.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,735.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 369207

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369207	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369207. Member loan 369207 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Pizza Hut	Debt-to-income ratio:	12.82%
Length of employment:	3 years 9 months	Location:	Brooklyn Park, MN

Home town:	Minneapolis
Current & past employers:	Pizza Hut, Hennepin County Family Court
Education:	Anoka Ramsey Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow $5,000 so I can finance the rest of my upcoming sailplane purchase. I have saved up $6,500 in my bank account over the last six to seven months. I need roughly $5,000 more in order to purchase my first ever sailplane. A sailplane is a small engine-less aircraft that relies solely on convection (moving air) in the atmosphere to stay aloft. It is truly a wonderful sport. Gliders can travel hundreds of miles, fly at speeds over 150 mph, and climb thousands of feet into the sky. This is my dream, and one of my biggest ambitions to do well in life. I am financing the rest now so I can fly right away in the spring when the season starts. This will allow me to save a lot of money because I won't need to rent a glider, which costs $60 per hour. I am always on time with my payments. My credit scores are 764, 760, and 773 (Equifax, TransUnion, and Experian respectively). I am 24 years old and I have no monthly housing or rent payment as I am living with my parents until I am finished with college. The Sailplane I will be buying is in very nice condition. It is an Aviastroitel AC4a fiberglass composite glider. Thank you for your consideration, Kevin Pater

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,944.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369213

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369213	$5,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369213. Member loan 369213 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,167 / month
Current employer:	inskip	Debt-to-income ratio:	2.91%
Length of employment:	1 year 1 month	Location:	Pawtucket, RI

Home town:	Providence
Current & past employers:	inskip
Education:	Universal Technical Institute of Massachusetts Inc.

This borrower member posted the following loan description, which has not been verified:

i am using this money for business purposes

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,136.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 369230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369230	$6,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369230. Member loan 369230 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,040 / month
Current employer:	macys	Debt-to-income ratio:	21.32%
Length of employment:	6 years	Location:	tacoma, WA

Home town:	subic bay
Current & past employers:	macys, Target
Education:	Eastern Washington University

This borrower member posted the following loan description, which has not been verified:

My parents didn't help me out as far as college expenses were concerned. I had to use credit cards for my books and supplies. The interest rates are too high for them right now, so I want to consolidate them for a lower interest rate. Thank you so much for your time and consideration.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,148.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369235

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369235	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369235. Member loan 369235 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,214 / month
Current employer:	Fisher's Transmission Center Inc.	Debt-to-income ratio:	22.73%
Length of employment:	30 years 11 months	Location:	Norwalk, OH

Home town:	USAF Base
Current & past employers:	Fisher's Transmission Center Inc., Bonded gas station
Education:	Bowling Green State University-Firelands Campus

This borrower member posted the following loan description, which has not been verified:

We rebuild and repair Automatic transmissions. Many times when we get the jobs finished the customers pay by credit cards and there is a time lapse between when the job is finished and we get the money. Some times the customers say that they are gong to pay with cash or check but then pay with credit cards. A transmission recondition job could run anywhere from $1200.00 to over $2500.00 so if we get three or four jobs a week and three of them are by credit cards we are cash sort for that two or three days depending on if it was a Friday when the customer picked it up. We have already paid for the parts and still have other expenses that need paid before we get the money. this loan would be used to cover that short fall when credit cards come in and no cash or checks come in

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1979	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	7
Revolving Credit Balance:	$25,543.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369240

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369240	$1,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369240. Member loan 369240 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Virginia Department of Social Services	Debt-to-income ratio:	20.75%
Length of employment:	2 years	Location:	Richmond, VA

Home town:	Addis Ababa
Current & past employers:	Virginia Department of Social Services
Education:	Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

I need this loan to pay off some debt I owe and to meet some expenses during this holiday season and to send money to family overseas who are in need of financial assistance.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	56
Revolving Credit Balance:	$920.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369249

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369249	$7,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369249. Member loan 369249 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Diamond RV	Debt-to-income ratio:	10.41%
Length of employment:	8 years 2 months	Location:	Chicopee, MA

Home town:	Springfield
Current & past employers:	Diamond RV
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to payoff my Bank of America credit card, because I had a balance on the card at 10.9%. Without ever being late on a payment or any additional charges, they raised my interest rate to 24.99%. They told me I could close the account and they would lock the rate in at 7.50%. So I volunteered to close the account and they didn't hold up their end of the agreement. They gave me the account balance locked in at 23.99%. I would like to use this loan to pay off the balance of $6967.67 and tell them to take the card and stuff it. My husband and I both work full time and pay our bills on time.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	23
Revolving Credit Balance:	$19,564.00	Public Records On File:	2
Revolving Line Utilization:	46.90%	Months Since Last Record:	78
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369267

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369267	$9,200	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369267. Member loan 369267 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,500 / month
Current employer:	N/A - Freelance	Debt-to-income ratio:	21.50%
Length of employment:	3 years 2 months	Location:	Dallas, TX

Home town:
Current & past employers:	N/A - Freelance
Education:

This borrower member posted the following loan description, which has not been verified:

My father was recently diagnosed with cancer. I lent my parents my credit card to use for a vacation while my dad is still able. However, my mom spent too much on it and ran it over the credit limit. As a result, the credit card company has jacked up the rate on me to a ridiculous amount. I would like to refinance the balance into a lower rate loan through LendingClub so that I may pay it off sooner. Thank you for reading.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,812.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369275

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369275	$5,200	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369275. Member loan 369275 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Self	Debt-to-income ratio:	11.62%
Length of employment:	8 years	Location:	Berkeley, CA

Home town:	San Francisco
Current & past employers:	Self
Education:	City College of Berkeley, Ex'pressions Center for New Media, UC Berkeley, Diablo Valley College

This borrower member posted the following loan description, which has not been verified:

My reputation as a cinematographer is on the rise. I'm am currently shooting two feature length independent films. These films are not being shot on High Definition, but all subsequent films will need to be. Therefore, I must upgrade my camera to HD, as well. The camera I've chosen allows for interchangeable lenses. Having this camera will bring me more assignments due to the camera's versatility, ability to shoot using cinemagraphic lenses and my practical experience with the feature films that I have worked on already. I base this on the fact that I noted an increase in business when I upgraded in 2005 to a camera that was capable of shooting 23.98 frames-per-second. Being able to offer shooting-plus-editing packages to clients at reasonable rates is a strength in the current economic environment. After eight years of experience in my field, the projects of my client base are growing, becoming longer and more involved. I've gone from 10-20 minute projects (documentary, promo's, PSA's, ads, music videos) to feature length indie film and DVD projects. These projects require more processing speed and hard drive space than the Mac G4 I've been using can handle. I am able to pull together funding on my own to upgrade my computer, which will allow me handle more than one large project at once, and to author DVD's for my clients from the projects I edit-- better and more efficient for my clients, and more income per project for me ($1000-3000 more per project.) I work with a diverse mixture of clients -- from educational institutes to documentary producers, up-and-coming African directors, small businesses, corporate clients, production companies, rappers, rockers and other entertainers-- and have built my business using much of the same gear and software I bought will still in school. I am requesting financing for: Camera- JVC GY 100HD: est cost $4,000 Final Cut Suite2 (non academic full version software) $1,200 Thank you for your time.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,108.00	Public Records On File:	1
Revolving Line Utilization:	23.20%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369281

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369281	$8,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369281. Member loan 369281 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,709 / month
Current employer:	Brattleboro Retreat	Debt-to-income ratio:	15.21%
Length of employment:	2 years 8 months	Location:	keene, NH

Home town:	waterville
Current & past employers:	Brattleboro Retreat, Keene State College, Southern Oregon University
Education:	Southern Oregon University

This borrower member posted the following loan description, which has not been verified:

Paying down credit cards, auto loan, and needing a deposit on a Victorian in downtown Keene to better run my small female-owned IT consulting business at www.teksquisite.com -

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	27
Revolving Credit Balance:	$1,926.00	Public Records On File:	0
Revolving Line Utilization:	87.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369288

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369288	$8,800	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369288. Member loan 369288 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	houston call center and switchboards	Debt-to-income ratio:	2.31%
Length of employment:	2 years 11 months	Location:	houston, TX

Home town:	Houston
Current & past employers:	houston call center and switchboards, Harris county Health Department HCPHES
Education:	Texas A and M University at College Station

This borrower member posted the following loan description, which has not been verified:

With the credit crunch and penny pinching of banks today it is very difficult to seek funding from many sources so i have come here to this financial community to try my hand and see where this could lead me. It is pertinent that I get a reasonable loan soon as I need finances to move and put a down payment as I have been sharing a home with family and (that has run its course). Expenses of moving can be costly when you add up down payment, deposits and buying materials to secure the move i.e. rental truck and packing paraphernalia. Also need minor furniture. Also money will be used to finish school at Texas A&M University where I will finish a degree in Forensic Entomology under professor and advisor Rebbecca Hapes. \

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,551.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 369291

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369291	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369291. Member loan 369291 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Crossbow Technologies	Debt-to-income ratio:	14.58%
Length of employment:	7 years 9 months	Location:	Santa Clara, CA

Home town:	Cocoa Beach
Current & past employers:	Crossbow Technologies, Crossbow Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate all of my short-term debt at one, reasonable interest rate, so that I may get it all paid off more quickly. Two of my credit cards are at 24% APR. This loan will lower my monthly outgo and allow me to quit paying the credit companies so much interest. All THREE credit scores are at or above 700...long, excellent credit history. NO LATES, NO DELINQUENTS, ETC. Make more than $75,000 per year. Homeowner for the past 10+ years at the same residence. I am and will be an excellent borrower!

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,692.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369302

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369302	$4,800	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369302. Member loan 369302 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Cisco Systems	Debt-to-income ratio:	7.38%
Length of employment:	16 years	Location:	Roseville, CA

Home town:
Current & past employers:	Cisco Systems
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

Hi i'm opening a vanguard cleaning franchise and i need an additional 4800 to cover my down payment.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,399.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369309

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369309	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369309. Member loan 369309 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	SGT	Debt-to-income ratio:	11.02%
Length of employment:	1 year 6 months	Location:	greenbelt, MD

Home town:	Fresh meadows
Current & past employers:	SGT, SGT/NASA
Education:	SUNY at Stonybrook

This borrower member posted the following loan description, which has not been verified:

This loan is to offset a high APR rate from a personal loan

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,710.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369320

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369320	$13,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369320. Member loan 369320 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Fire Design Specialties	Debt-to-income ratio:	14.05%
Length of employment:	9 years 1 month	Location:	Clovis, CA

Home town:	Flint
Current & past employers:	Fire Design Specialties, Safeguard Fire Protection
Education:	The University of Texas at El Paso

This borrower member posted the following loan description, which has not been verified:

I am the owner of Fire Design Specialties in Clovis, CA. I have been in business since Nov. 1999 as a sole proprietor. I work in my home designing fire sprinkler systems in CAD for fire sprinkler contractors around the country. I have no employees. I've been doing this line of work since I was in high school (1985). The requested loan amount represents ~15% of my average annual income for the last 2 years. I can provide my last 2 tax returns upon request. Work has slowed more than usual for this time of year, so I need a "bridge" loan to get me to the work I have coming in January. My income is our only source of $$.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,551.00	Public Records On File:	1
Revolving Line Utilization:	43.80%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369330

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369330	$14,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369330. Member loan 369330 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Monarch Printing	Debt-to-income ratio:	10.72%
Length of employment:	2 years 1 month	Location:	Sacramento, CA

Home town:	Burbank
Current & past employers:	Monarch Printing, Best Buy Co. Inc.
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

This loan will be used to open a local art gallery and coffee house called Local Creations. Local Creations will allow local artists, sculptors, photographers, clothing designers, glass blowers, pottery workers, jewelry makers, etc. to display and sell their work to customers in a cool, relaxed, and inviting environment. Local Creations will be located in Sacramento, CA in the heart of the art district. In addition to selling a variety of artwork, Local Creations will offer a wide variety of gourmet coffees, teas, baked goods, and sandwiches. Each artist will lease space in the gallery from $50-$150 dollars. With over 200 artists interested in being a part of Local Creations this alone will pay for my lease. Along with the leases from artists I will also take a percentage of artwork sales and have sales from the coffee house. One of the key goals of Local Creations will be to create a sense of community in the area. This will be accomplished by providing local children free art lessons once a month, holding art supply drives for local schools, and live music. This will promote loyalty and repeat customers. This loan will be used for start-up costs, working capital, capital expenditures, and inventory.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	19
Revolving Credit Balance:	$872.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369335

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369335	$8,875	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369335. Member loan 369335 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	CompuXparts, LLC	Debt-to-income ratio:	14.70%
Length of employment:	4 years 5 months	Location:	COLORADO SPRINGS, CO

Home town:	Marquette
Current & past employers:	CompuXparts, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to purchase a POS (point of sale) upgrade. My financial situation: CompuXparts first day of business was September 8th 2004. Since then we have seen CompuXparts grow with the addition of 5 full time employees and over 2 Million Dollars in sales as we approach our 5th year of Business. Our customer base has grown significantly with many repeat customers, large businesses and other computer / repair shops buying parts from us. Our business has always been customer focused and has been the key to our success. With this increase in customers, it has been obvious that in order to maintain our growth we will need to upgrade our current point of sale system. The upgrade will allow for better inventory tracking and eventual ecommerce implementation. To achieve our objectives, CompuXparts is seeking $10,000 in loan financing. This loan will be paid from the cash flow from the business, and will be secured by the assets of the company, and backed by the character, experience and personal guarantees of the owner. CompuXparts has surpassed all expectations and has proven that we are here to stay. We are confident that we will continue to offer the kind of quality service that helped us earn our reputation.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,539.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369352

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369352	$3,600	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369352. Member loan 369352 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Freelance	Debt-to-income ratio:	10.36%
Length of employment:	1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Freelance
Education:	Pratt Institute-Main

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to cover my rent and bills for January through March. I am a freelance designer in NYC and am having an unusually tough time finding work in this terrible economy. My plan is to take 2 to 3 weeks revamping my portfolio and resume to step up my game, as I begin applying for projects and jobs in the new year. I'm hoping that as companies begin the new fiscal year, more job opportunities will begin opening up. I have excellent credit and have never missed a bill payment. I live with my boyfriend who could cover my expenses and repayment, but I really don't want to use his money. I am quite certain that I will find work by March and just need a financial bridge to get me there.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	74
Revolving Credit Balance:	$8,244.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369355

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369355	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369355. Member loan 369355 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	ACSC	Debt-to-income ratio:	18.30%
Length of employment:	6 years	Location:	LONG BEACH, CA

Home town:	Elmira
Current & past employers:	ACSC, Hyatt Regency Hotels
Education:	Illinois State University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my debt so that I can make one monthly payment to get the payments under control. So that I can have all debts paid within 3 years or less so that I am able to focus on going back to school.I will use the funds to pay off 7 debts and to close the accounts that I will not be using. I realize I do not need all of these credit cards. $3500 Citibank $1700 Directs Merchants Bank $1000 WAMU $815 GAP $946 Bill-Me-Later $1410 Best Buy $507 Sears

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,155.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369356

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369356	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369356. Member loan 369356 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	14.54%
Length of employment:	n/a	Location:	DETROIT, MI

Home town:	DETROIT
Current & past employers:	FORD
Education:

This borrower member posted the following loan description, which has not been verified:

I WANT TO PUT NEW CABINETS IN MY KITCHEN, NEW STOVE,REFRIGRATOR. AS YOU SEE I HAVE GOOD CREDIT.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,434.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369360

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369360	$1,200	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369360. Member loan 369360 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	LSI Logic	Debt-to-income ratio:	18.78%
Length of employment:	5 years 7 months	Location:	Wichita, KS

Home town:	Zaragosa Air Force Base
Current & past employers:	LSI Logic, US Postal Service (USPS)
Education:	Wichita State University

This borrower member posted the following loan description, which has not been verified:

Just need some extra Christmas cash for the holidays.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,086.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368526

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368526	$3,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368526. Member loan 368526 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Darby o gills	Debt-to-income ratio:	12.36%
Length of employment:	3 months	Location:	hyde park, NY

Home town:	west palm beach
Current & past employers:	Darby o gills, Cafe Lurcat, rythm cafe
Education:	Culinary Institute of America, Florida State University

This borrower member posted the following loan description, which has not been verified:

I have been saving my money to purchase a beautiful engagement ring for my girlfriend. I was going to wait longer, but I need to make this happen soon. Ive saved half the money, and need three thousand purchase the ring and wedding band now.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	18
Revolving Credit Balance:	$2,933.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369080

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369080	$12,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369080. Member loan 369080 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Toyota Motor Sales	Debt-to-income ratio:	15.96%
Length of employment:	2 years	Location:	Silver Spring, MD

Home town:	Pasadena
Current & past employers:	Toyota Motor Sales, University of Miami
Education:	University of Miami

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to help me break my lease and start a new career 1400 miles away.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 369400

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369400	$5,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369400. Member loan 369400 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Godwin Landscape	Debt-to-income ratio:	11.39%
Length of employment:	1 year	Location:	BIRMINGHAM, AL

Home town:	decatur
Current & past employers:	Godwin Landscape, lbvd
Education:	auburn

This borrower member posted the following loan description, which has not been verified:

$5000 Loan to consolidate debt.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	10	Months Since Last Delinquency:	10
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369431

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369431	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369431. Member loan 369431 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	CUNA Mutual Group	Debt-to-income ratio:	8.10%
Length of employment:	5 years 6 months	Location:	Cypress, TX

Home town:	Las Vegas
Current & past employers:	CUNA Mutual Group, Hand Benefits and Trust
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

We own a Pediatric office in Las Vegas, NV. There are two offices with three providers. We have over $600,000 annually in revenue. Our second office is new and we are looking for operating capital for this new office. We anticipate this new office will be growing rapidly and anticipate revenue's doubling in the next year.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	45
Revolving Credit Balance:	$25,311.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369434

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369434	$9,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369434. Member loan 369434 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Prince George County Public Schools	Debt-to-income ratio:	12.11%
Length of employment:	6 months	Location:	COLLEGE PARK, MD

Home town:	Denver
Current & past employers:	Prince George County Public Schools, Washington Executive Services, Shugoll Research
Education:	Howard University

This borrower member posted the following loan description, which has not been verified:

I am requesting the loan so that I may pay off credit card debt, much of which I acquired while financing the first part an alternative teaching certification program, which was unpaid. I'd say that the other largest portion of my debt came during school (books, plane tickets home) and other things long forgotten. What I'm looking to do now is pay my debt down/off, and start fresh with the tools and knowledge to make my ultimate goal of financial security a reality.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	19
Revolving Credit Balance:	$10,523.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369438

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369438	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369438. Member loan 369438 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	AarhusKarlshamn	Debt-to-income ratio:	7.28%
Length of employment:	4 years 9 months	Location:	Plainsboro, NJ

Home town:	USA
Current & past employers:	AarhusKarlshamn
Education:	NJIT

This borrower member posted the following loan description, which has not been verified:

Hello, I am requesting a personal loan for $15,000 as payment for graduate college fees for my wife.I am employed as a mechanical engineer for last 4 years and 6 months. Please consider my request for a personal loan. thankyou Binu Eapen

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,108.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369451

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369451	$6,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369451. Member loan 369451 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,700 / month
Current employer:	Wilson Group Inc	Debt-to-income ratio:	9.36%
Length of employment:	1 year 8 months	Location:	Elk Grove, CA

Home town:	Concord
Current & past employers:	Wilson Group Inc, Verizon Communications
Education:	Sacramento City College

This borrower member posted the following loan description, which has not been verified:

I am a Fedex Ground contractor. My brother and I own two routs and two trucks. One of our trucks needs a lot of work right away and our credit cards are maxed out. We need to get the work like yesterday because we are renting a truck for whopping $300 a week and it's killing us.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,916.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Posting Report Supplement No. 70 dated December 21, 2008